Exhibit 10.6

Execution Version

EVO PAYMENTS, INC.

FIRST AMENDMENT TO CHAIRMAN AND CONSULTING AGREEMENT

This First Amendment to Chairman and Consulting Agreement (this “Amendment”) is effective as of April 21, 2020, by and among EVO Payments, Inc., a Delaware corporation (the “Company”), and Rafik R. Sidhom. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Chairman and Consulting Agreement (as defined below).

WHEREAS, the Company and Mr. Sidhom are each party to the Chairman and Consulting Agreement, dated as of May 25, 2018 (the “Chairman and Consulting Agreement”); and

WHEREAS, Mr. Sidhom has been asked to enter into a support agreement in connection with the purchase of shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, by certain affiliates of Madison Dearborn Capital Partners, LLC, and, in connection with the entry into such support agreement, the Company and Mr. Sidhom desire to amend the Chairman and Consulting Agreement to make certain agreements regarding the conduct of the 2021 Annual Meeting (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Amendment, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments and Waivers of the Chairman and Consulting Agreement.

(a) Conduct of the 2021 Annual Meeting.  Mr. Sidhom waives the Company’s obligations under Section 3 of the Chairman and Consulting Agreement prohibiting the Company from holding its annual meeting of stockholders to be held in calendar year 2021 at which directors are to be elected (the “2021 Annual Meeting”) until after May 25, 2021 (the “Three-Year IPO Anniversary”).

(b) Nomination of Mr. Sidhom as Director at the 2021 Annual Meeting. If the record date or meeting date for the 2021 Annual Meeting occurs on or prior to the Three-Year IPO Anniversary, (i) the Company shall nominate Mr. Sidhom for election to the Company’s Board of Directors (the “Board”) at the 2021 Annual Meeting and (ii) Mr. Sidhom shall not vote with regard to his own election to the Board at the 2021 Annual Meeting.

(c) No Other Amendments. Other than as specifically altered by this Section 1, the Chairman and Consulting Agreement shall continue in full force and effect in accordance with its terms.

2. Governing Law; Exclusive Forum. This Amendment shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware without reference to that state’s conflicts of laws principles. Each party to this Amendment irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the Court of Chancery in the State of Delaware (the “Delaware Chancery Court”) for any litigation (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Amendment, or the negotiation, validity or performance of this Amendment, or the actions contemplated hereby (and agrees not to commence any litigation relating thereto except in such court), waives any objection to the laying of venue of any such litigation in the Delaware Chancery Court and agrees not to plead or claim in the Delaware Chancery Court that such litigation brought therein has been brought in an inconvenient forum. Each party to this Amendment agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

3. Headings; Construction. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the interpretation of this Amendment. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4. Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one document.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.

EVO PAYMENTS, INC.

By: /s/ Steven J. de Groot

Name: Steven J. de Groot

Title:Executive Vice President, General Counsel and Secretary

/s/ Rafik R. Sidhom

Rafik R. Sidhom

[Signature Page to Amendment to Chairman and Consulting Agreement]